Exhibit 10.11

Form of New Spinco Time Vested Options

FORM OF OPTION AGREEMENT

Dear [Participant Name]:

Pursuant to the 2026 Employee Stock Plan (the “Plan”) of MSG Rangers Corp. (formerly known as MSGS Spinco, Inc.) (the “Company”), on [Date] (the “Effective Date”) you have been awarded nonqualified options (the “Options”) to purchase [#shares] shares of the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”) at a price of $[Dollars] per share. The Options are granted subject to the terms and conditions set forth below and in the Plan.

Capitalized terms used but not defined in this agreement (this “Agreement”) have the meanings given to them in the Plan.

1. Vesting. Your Options will vest and become exercisable in accordance with Appendix 1; provided that you have remained in the continuous employ of the MSG Entertainment Group, the Sphere Entertainment Group, the MSG Knickerbockers Group or the MSG Rangers Group (each as defined below) from the Effective Date through the applicable vesting date(s).

For purposes of this Agreement, the “MSG Rangers Group” means the Company and any of its Subsidiaries. The “Sphere Entertainment Group” means Sphere Entertainment Co. (“Sphere Entertainment”) and any of its Subsidiaries, so long as Sphere Entertainment remains an Affiliate. The “MSG Entertainment Group” means Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and any of its Subsidiaries, so long as MSG Entertainment remains an Affiliate. The “MSG Knickerbockers Group” means MSG Knickerbockers Corp. (formerly known as Madison Square Garden Sports Corp.) (“MSG Knickerbockers”) and any of its Subsidiaries, so long as MSG Knickerbockers remains an Affiliate. For purposes of this Agreement, the “Affiliated Group” means the MSG Rangers Group and, for so long as they remain Affiliates, the Sphere Entertainment Group, the MSG Entertainment Group and the MSG Knickerbockers Group.

For purposes of this Agreement, if you are employed by the MSG Rangers Group, your “Employer” means the Company; if you are employed by the MSG Knickerbockers Group, your “Employer” means MSG Knickerbockers; if you are employed by the Sphere Entertainment Group, your “Employer” means Sphere Entertainment; and if you are employed by the MSG Entertainment Group, your “Employer” means MSG Entertainment. If you are employed by both the MSG Entertainment Group and any of the Sphere Entertainment Group, the MSG Knickerbockers Group and/or the MSG Rangers Group, your “Employer” means MSG Entertainment. If you are employed by both the Sphere Entertainment Group and any of the MSG Knickerbockers Group and/or the MSG Rangers Group, your “Employer” means Sphere Entertainment. If you are employed by both the MSG Knickerbockers Group and the MSG Rangers Group, your “Employer” means MSG Knickerbockers.

2. Exercise. You may exercise the Options that become vested and exercisable by following such procedures as established by the Company, specifying the number of shares of Class A Common Stock as to which the Options are being exercised (the “Exercise Notice”). Unless the Compensation Committee of the Board of Directors of the Company (as more fully described in Section 15, the “Committee”) chooses to settle such exercise in cash, shares of Class A Common Stock, or a combination thereof pursuant to Section 3, you will be required to deliver to the Company, or such person as the Company may designate, within such time period as the Company may require, payment in full of the exercise price and any taxes due on account of such exercise.

3. Option Spread. Upon receipt of the Exercise Notice, the Committee may elect, in lieu of issuing shares of Class A Common Stock, to settle the exercise covered by such notice by paying you an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one (1) share of Class A Common Stock on the date of exercise over the per share exercise price of the Options (the “Option Spread”) by (ii) the number of shares of Class A Common Stock specified in the Exercise Notice. The amount payable to you in these circumstances may be paid by the Company either in cash or in shares of Class A Common Stock having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Company shall determine. Class A Common Stock used to pay the Option Spread pursuant to this Section 3 will be valued at the Fair Market Value as of the day the Exercise Notice is received by the Company.

4. Expiration. The Options will terminate automatically and without further notice on [Date], or at any of the following dates, if earlier:

(A) with respect to those Options which are then unexercisable, the date upon which you cease to be employed by the Affiliated Group, unless as a result of your death, in which case, if Cause does not then exist and subject to execution and non-revocation of a release of claims if required pursuant to the terms of an applicable employment agreement between you and your Employer, all of your Options granted under this Agreement shall become immediately exercisable;

(B) with respect to those Options which are then exercisable, (1) in the event you cease to be employed by the Affiliated Group (other than [due to Retirement, in which case the Options will remain exercisable until [Date], or ]1 as a result of your death or while you are Disabled, in which case the Options will be treated as described below), and Cause does not then exist, ninety (90) days following the cessation date or (2) in the event you cease to be employed by the Affiliated Group as a result of your death or while you are Disabled, and Cause does not then exist, the first anniversary of the cessation date; or

(C) with respect to all your then outstanding Options, whether exercisable or unexercisable, the date upon which you cease to be employed by the Affiliated Group and Cause then exists.

[1]	To be included on a case-by-case basis as determined by the Compensation Committee in its sole discretion.

5. Definitions. For purposes of this Agreement:

(A) “Disabled” means that you received short term disability income replacement payments for six (6) months, and thereafter (A) have been determined to be disabled in accordance with your Employer’s long term disability plan in which employees of your Employer are generally able to participate, if one is in effect at such time or (B) to the extent no such long term disability plan exists, have been determined to have a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months as determined by the department or vendor directed by your Employer to determine eligibility for unpaid medical leave.

(B) “Cause” means, as determined by the compensation committee of your Employer, in its sole discretion, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or an Affiliate thereof or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

(C) [“Retirement” means the voluntary termination by you of your employment with the Affiliated Group at such time as (i) you have attained at least the age of fifty-five (55) and (ii) you have been employed by the Affiliated Group for at least five (5) years in the aggregate; provided that your Employer may nevertheless decide, in its sole discretion, not to treat your termination of employment as a “Retirement” hereunder. Treatment of your termination of employment as a “Retirement” hereunder shall be further subject to your execution (and the effectiveness) of a “retirement agreement” to your Employer’s satisfaction, including, without limitation (to the extent desired by your Employer), non-compete, non-disparagement, non-solicitation, confidentiality and further cooperation obligations/restrictions on you as well as a general release by you of the Affiliated Group. The above definition of “Retirement” is solely for purposes of this Agreement and shall not, in any way, create or imply any obligations of the MSG Entertainment Group, the Sphere Entertainment Group, the MSG Knickerbockers Group or the MSG Rangers Group (under any other agreement or otherwise) with respect to any such termination of your employment.]2

6. Change of Control/Going-Private Transaction. As set forth in Appendix 2 attached hereto, the Options may be affected in the event of a MSG Entertainment Change of Control, a Sphere Entertainment Change of Control, a MSG Knickerbockers Change of Control, a MSG Rangers Change of Control or a going-private transaction with respect to the Company, Sphere Entertainment, MSG Entertainment or MSG Knickerbockers (each as defined in Appendix 2 attached hereto).

[2]	See footnote 1.

7. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of exercising the Options and receiving shares of Class A Common Stock and cash. You hereby represent to MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company and each of their respective Subsidiaries that you are relying solely on such advisors and not on any statements or representations of MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company, any of their respective Subsidiaries or affiliates or any of their respective agents. If, in connection with the exercise of the Options, your Employer is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan.

8. Section 409A. It is the intent that payments under this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that any payment or benefit under this Agreement is determined by your Employer to constitute “non-qualified deferred compensation” subject to Section 409A of the Code (“Section 409A”) and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by your Employer), such payment or benefit shall not be made or provided before the date that is six (6) months after the date of your separation from service (or your earlier death).

9. Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Options, other than to the extent provided in the Plan.

10. Non-Qualification as ISO. The Options are not intended to qualify as “incentive stock options” within the meaning of Section 422A of the Code.

11. Securities Law Acknowledgments. You hereby acknowledge and confirm to MSG Entertainment, Sphere Entertainment, MSG Knickerbockers and the Company that (i) you are aware that the shares of Class A Common Stock are publicly-traded securities and (ii) the shares of Class A Common Stock issuable upon exercise of the Options may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration.

12. Governing Law. This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York.

13. Jurisdiction and Venue. You hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

14. Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Class A Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or any of its Subsidiaries.

15. The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

16. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

17. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Committee shall not make any amendment or revision in a manner unfavorable to you (other than if immaterial), without your consent. No consent shall be required for amendments made pursuant to Section 12 of the Plan, except that, for purposes of Section 19 of the Plan, Section 6 and Appendix 2 of this Agreement are deemed to be “terms of an Award Agreement expressly refer[ring] to an Adjustment Event.” Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

18. Options Subject to the Plan. The Options granted by this Agreement are subject to the Plan.

19. Entire Agreement. Except for any employment agreement between you and the MSG Entertainment Group, the Sphere Entertainment Group, the MSG Knickerbockers Group or the MSG Rangers Group in effect as of the date of the grant hereof (as such employment agreement may be modified, renewed or replaced; provided that such modification, renewal or replacement shall not extend the time any Options may be exercised beyond the time provided herein or in such original employment agreement), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Options covered hereby and supersede all prior understandings and agreements. Except as provided in Sections 8 and 25, in the event of a conflict among the documents with respect to the terms and conditions of the Options covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement, if any, followed by the terms and conditions of this Agreement.

20. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

21. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

22. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

23. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be deemed to be in agreement that all shares of Class A Common Stock and cash received upon each exercise of the Options shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company or any of their respective Subsidiaries, except as determined otherwise by MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company or any of their respective Subsidiaries. In addition, each of your beneficiaries shall be deemed to be in agreement that all such shares of Class A Common Stock and cash will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company or any of their respective Subsidiaries.

24. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company or any of their respective Subsidiaries, or derogate from the right of MSG Entertainment, Sphere Entertainment, MSG Knickerbockers, the Company or any of their respective Subsidiaries, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

25. Subsidiaries. For purposes of this Agreement, “Subsidiaries” means any entities that are controlled, directly or indirectly, by the Company, Sphere Entertainment, MSG Entertainment or MSG Knickerbockers, as applicable, or in which the Company, Sphere Entertainment, MSG Entertainment or MSG Knickerbockers, as applicable, owns, directly or indirectly, more than 50% of the equity interests.

26. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

27. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Effective Date.

28. Signatures. Execution of this Agreement by the Company may be in the form of an electronic, manual or similar signature (including, without limitation, an electronic acknowledgement of acceptance), and such signature shall be treated as an original signature for all purposes.

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MSG RANGERS CORP.

By
Name:
Title:

By your electronic acknowledgement of acceptance, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

Appendix 1

OPTION AGREEMENT

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Appendix 2

OPTION AGREEMENT

1. In the event of a “MSG Rangers Change of Control” or a “going-private transaction” with respect to the Company, each as defined below, your entitlement to exercise the Options shall be as follows:

(A) If the Company or the “MSG Rangers Surviving Entity,” as defined below, has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on the New York Stock Exchange or any other stock exchange, the Committee shall, to the extent that the Options have not been exercised and have not expired (the “Outstanding Options”), no later than the effective date of the transaction which results in a MSG Rangers Change of Control or a going-private transaction with respect to the Company, either (i) convert your rights in the Outstanding Options into a right to receive an amount of cash equal to (a) the number of common shares subject or relating to the Outstanding Options multiplied by (b) the excess of (x) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable, over (y) the exercise price of the shares subject or relating to the Outstanding Options, or (ii) arrange to have the MSG Rangers Surviving Entity grant to you in substitution for your Outstanding Options an award of options for shares of common stock (or partnership units) of the MSG Rangers Surviving Entity on the same terms with a value equivalent to the Outstanding Options and which will, in the good faith determination of the Committee, provide you with an equivalent profit potential, as determined in a manner compliant with Section 409A.

(B) If the Company or the MSG Rangers Surviving Entity does not have shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on the New York Stock Exchange or any other stock exchange, the Committee shall convert your rights in the Outstanding Options into a right to receive an amount of cash equal to the amount calculated as per Paragraph 1(A)(i) above.

(C) The cash award provided for in Paragraph 1(A)(i) or 1(B) shall become payable to you, and the substitute options of the MSG Rangers Surviving Entity provided for in Paragraph 1(A)(ii) will become exercisable (1) with respect to the Outstanding Options that were not exercisable on the effective date of the MSG Rangers Change of Control or the going-private transaction with respect to the Company, as the case may be, at the earlier of (i) the date on which the Outstanding Options would otherwise have become exercisable hereunder had they continued in effect or (ii) if, immediately prior to termination you were an employee of the MSG Rangers Group, the date on which your employment with the MSG Rangers Group or the MSG Rangers Surviving Entity is terminated (a) by the Company, one of its Subsidiaries or the MSG Rangers Surviving Entity other than for Cause, if such termination occurs within three (3) years of the MSG Rangers Change of Control or the going-private transaction with respect to the Company, (b) by you for “good reason,” as defined below, if such termination occurs within three

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(3) years of the MSG Rangers Change of Control or the going-private transaction with respect to the Company or (c) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the MSG Rangers Change of Control or the going-private transaction with respect to the Company, in each case so long as Cause does not then exist; provided that clause (c) herein shall not apply in the event that your rights in the Outstanding Options are converted into a right to receive an amount of cash in accordance with Paragraph 1(A)(i), or (2) with respect to the Outstanding Options that were exercisable on the effective date of the MSG Rangers Change of Control or the going-private transaction with respect to the Company, the substitute options shall become exercisable immediately and the cash awards shall become payable promptly. The amount payable in cash shall be payable together with interest from the effective date of the MSG Rangers Change of Control or the going-private transaction with respect to the Company until the date of payment at (i) the weighted average cost of capital of the Company immediately prior to the effectiveness of the MSG Rangers Change of Control or the going-private transaction with respect to the Company or (ii) if the Company (or the MSG Rangers Surviving Entity) sets aside the funds in a trust or other funding arrangement, the actual earnings of such trust or other funding arrangement.

For the avoidance of doubt, any Options that are “underwater” as of a MSG Rangers Change of Control or a going-private transaction with respect to the Company (i.e., the exercise price equals or exceeds the “offer price per share,” the “acquisition price per share” or the “merger price per share,” as applicable), may be cancelled for no consideration as of the consummation of the MSG Rangers Change of Control or the going-private transaction with respect to the Company.

2. In the event of a “Sphere Entertainment Change of Control” or a “going-private transaction” with respect to Sphere Entertainment, each as defined below, and if (1) immediately prior to such Sphere Entertainment Change of Control or going-private transaction with respect to Sphere Entertainment you were an employee of the Sphere Entertainment Group and (2) at the time of such Sphere Entertainment Change of Control or going-private transaction with respect to Sphere Entertainment you are not an employee of the MSG Entertainment Group, the MSG Knickerbockers Group or the MSG Rangers Group, your entitlement to exercise the Options shall be as follows:

Your Outstanding Options shall become exercisable at the earlier of (A) the date on which the Outstanding Options would otherwise have become exercisable hereunder, (B) the date of your death or (C) the date on which your employment with the Sphere Entertainment Group or the “Sphere Entertainment Surviving Entity,” as defined below, is terminated (i) by Sphere Entertainment, one of its Subsidiaries or the Sphere Entertainment Surviving Entity other than for Cause, if such termination occurs within three (3) years of the Sphere Entertainment Change of Control or the going-private transaction with respect to Sphere Entertainment, (ii) by you for “good reason,” if such termination occurs within three (3) years of the Sphere Entertainment Change of Control or the going-private transaction with respect to Sphere Entertainment or (iii) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the Sphere Entertainment Change of Control or the going-private transaction with respect to Sphere Entertainment, in each case so long as Cause does not then exist.

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3. In the event of a “MSG Entertainment Change of Control” or a “going-private transaction” with respect to MSG Entertainment, each as defined below, and if (1) immediately prior to such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you were an employee of the MSG Entertainment Group and (2) at the time of such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you are not an employee of the Sphere Entertainment Group, the MSG Knickerbockers Group or the MSG Rangers Group, your entitlement to exercise the Options shall be as follows:

Your Outstanding Options shall become exercisable at the earlier of (A) the date on which the Outstanding Options would otherwise have become exercisable hereunder, (B) the date of your death or (C) the date on which your employment with the MSG Entertainment Group or the “MSG Entertainment Surviving Entity,” as defined below, is terminated (i) by MSG Entertainment, one of its Subsidiaries or the MSG Entertainment Surviving Entity other than for Cause, if such termination occurs within three (3) years of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment, (ii) by you for “good reason,” if such termination occurs within three (3) years of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment or (iii) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment, in each case so long as Cause does not then exist.

4. In the event of a “MSG Knickerbockers Change of Control” or a “going-private transaction” with respect to MSG Knickerbockers, each as defined below, and if (1) immediately prior to such MSG Knickerbockers Change of Control or going-private transaction with respect to MSG Knickerbockers you were an employee of the MSG Knickerbockers Group and (2) at the time of such MSG Knickerbockers Change of Control or going-private transaction with respect to MSG Knickerbockers you are not an employee of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Rangers Group, your entitlement to exercise the Options shall be as follows:

Your Outstanding Options shall become exercisable at the earlier of (A) the date on which the Outstanding Options would otherwise have become exercisable hereunder, (B) the date of your death or (C) the date on which your employment with the MSG Knickerbockers Group or the “MSG Knickerbockers Surviving Entity,” as defined below, is terminated (i) by MSG Knickerbockers, one of its Subsidiaries or the MSG Knickerbockers Surviving Entity other than for Cause, if such termination occurs within three (3) years of the MSG Knickerbockers Change of Control or the going-private transaction with respect to MSG Knickerbockers, (ii) by you for “good reason,” if such termination occurs within three (3) years of the MSG Knickerbockers Change of Control or the going-private transaction with respect to MSG Knickerbockers or (iii) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the MSG Knickerbockers Change of Control or the going-private transaction with respect to MSG Knickerbockers, in each case so long as Cause does not then exist.

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5. As used herein,

“Acquisition price per share” means the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company’s voting power which gives rise to the MSG Rangers Change of Control or the going-private transaction with respect to the Company and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such MSG Rangers Change of Control or going-private transaction with respect to the Company.

“Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or an Affiliate thereof or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Going-private transaction” means a transaction involving the purchase of Company, Sphere Entertainment, MSG Entertainment or MSG Knickerbockers, as applicable, securities described in Rule 13e-3 to the Exchange Act.

“Good reason” means

a. without your express written consent any reduction in your base salary or target bonus opportunity, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Effective Date) at any time after or within ninety (90) days prior to the MSG Entertainment Change of Control, the Sphere Entertainment Change of Control, the MSG Knickerbockers Change of Control or the MSG Rangers Change of Control, as applicable, including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company, Sphere Entertainment, MSG Entertainment or MSG Knickerbockers, as applicable), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;

b. any failure by your Employer to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by your Employer promptly after receipt of notice thereof given by you;

c. your Employer’s requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or

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d. with respect to the Company only, any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Paragraph 1.

“Merger price per share” means, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a MSG Rangers Change of Control or a going-private transaction with respect to the Company (a “Merger”), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such MSG Rangers Change of Control or going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger or (B) the valuation placed on such securities or property by the Committee.

“MSG Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Entertainment, of the power to direct the management of MSG Entertainment or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“Sphere Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by Sphere Entertainment, of the power to direct the management of Sphere Entertainment or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“MSG Knickerbockers Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Knickerbockers, of the power to direct the management of MSG Knickerbockers or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“MSG Rangers Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the

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immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“MSG Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Entertainment’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Entertainment’s assets shall be deemed to be the MSG Entertainment Surviving Entity.

“Sphere Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of Sphere Entertainment’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the Sphere Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of Sphere Entertainment’s assets shall be deemed to be the Sphere Entertainment Surviving Entity.

“MSG Knickerbockers Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Knickerbockers’ assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Knickerbockers Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Knickerbockers’ assets shall be deemed to be the MSG Knickerbockers Surviving Entity.

“MSG Rangers Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of the Company’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Rangers Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company’s assets shall be deemed to be the MSG Rangers Surviving Entity.

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“Offer price per share” means, in the case of a tender offer or exchange offer which results in a MSG Rangers Change of Control or a going-private transaction with respect to the Company (an “Offer”), the greater of (i) the highest price per share of common stock paid pursuant to the Offer or (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of a MSG Rangers Change of Control or a going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the offer price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.

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